EXHIBIT 10.7

Schedule identifying agreements entered into between Mindspeed Technologies, Inc. (the Company) and each of the following persons, substantially identical to the Form of Employment Agreement constituting Exhibit 10.8.1 to the Company’s Registration Statement on Form 10 (File No. 1-31650).

Name

Simon Biddiscombe

David W. Carroll

Mojy C. Chian

Harry H. Davoody

Raouf Y. Halim

Thomas J. Medrek

Wayne K. Nesbit

Daryush Shamlou

Thomas A. Stites

Ian J. Stock

Bradley W. Yates